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TPT Global Tech [OTCQB: TPTW] NBA’s Lamar Odom Accepts “Vice President of Sports and Entertainment” position with the San Diego Tech Company and will focus on its Global QR Code End to End Covid-19 Testing, Monitoring and Check and Verify Mobile Platform!

San Diego, CA November 24, 2020, TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCBB: TPTW) announced today that NBA’s Basketball veteran and Reality TV star, Lamar Odom, has accepted a position with the Company as Vice President of Sports and Entertainment. Lamar will focus on the Company’s Global QR code driven End to End Covid-19 testing, monitoring and Check and Verify solutions “QuikLAB,” “SaniQuik,” and “QuikPass”. The Company has developed its global “QuikPass” Check and Verify Monitoring Platform (“Platform”) for schools, airlines, hospitals, sports venues, restaurants, hotels and nightclubs. Any business on the Platform will be able to “check and verify” the exact date and time said individual has tested for Covid-19 and if that individual is virus free to gain access to any venue. The purpose is to test everyone entering any facility and to verify that they are Covid-19 free. The “QuikPass” Platform also works with third-party testing labs or organizations to participate on the “QuikPass” Network.

"I am really looking forward to spearheading the TPT mobile testing and tracing systems, especially in the inner cities, where they often don’t have adequate resources to get tested. The inner cities are being hit really hard, and I look forward to bringing the power of my relationships to bare. After researching the Company’s game changing global solutions, I truly believe we can help control this Pandemic and I believe it is an honor to join this team” - said Lamar Odom

"What a great privilege and honor to have Lamar join our team as we continue our fight against Covid-19 in the United States and abroad. He truly cares about the challenges that our inner cities and prison systems are dealing with on a day-to-day basis. His social media platforms reach close to 1 million people on Instagram and over 3.7 million people on Twitter which should be of great benefit to our Company’s message,” said Stephen Thomas, CEO.

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422